Exhibit 99.1

Actinium Announces Proposed Public Offering of Common Stock and Warrants to Purchase Stock

New York, NY – July 27, 2017 – Actinium Pharmaceuticals, Inc. (NYSE American: ATNM) (“Actinium” or “the Company”), a biopharmaceutical company developing innovative targeted therapies for cancers lacking effective treatment options, announced today that it intends to offer and sell shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds from the proposed offering to fund clinical development of Iomab-B, Actimab-A, Actimab-M, its alpha particle technology platform, and for general corporate purposes.

Oppenheimer & Co. Inc. is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to a shelf registration statement that was previously filed with, and declared effective by the U.S. Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available free of charge on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at 212-667-8563, or by e-mail at EquityProspectus@opco.com.

About Actinium Pharmaceuticals, Inc.

Actinium Pharmaceuticals, Inc. is a biopharmaceutical company developing innovative targeted therapies for patients with cancers lacking effective treatment options. Actinium’s proprietary platform utilizes monoclonal antibodies to deliver radioisotopes directly to cells of interest in order to kill those cells safely and effectively. The Company’s lead product candidate Iomab-B is designed to be used, upon approval, in preparing patients for a hematopoietic stem cell transplant, commonly referred to as bone marrow transplant. A bone marrow transplant is often the only potential cure for patients with blood-borne cancers but the current standard preparation for a transplant requires chemotherapy and/or total body irradiation that result in significant toxicities. Actinium believes Iomab-B will enable a faster and less toxic preparation of patients seeking a bone marrow transplant, leading to increased transplant success and survival rates. The Company is currently conducting a single pivotal 150-patient, multicenter Phase 3 clinical study of Iomab-B in patients with relapsed or refractory acute myeloid leukemia (AML) age 55 and older. The Company’s second product candidate, Actimab-A, is currently in a multicenter open-label, 53-patient Phase 2 trial for patients newly diagnosed with AML age 60 and over. Actimab-A is being developed to induce remissions in elderly patients with AML who lack effective treatment options and often cannot tolerate the toxicities of standard frontline therapies. Actinium is also utilizing its alpha-particle immunotherapy (APIT) technology platform to generate new drug candidates based on antibodies linked to the element Actinium-225 that are directed at various cancers that are blood-borne or form solid tumors. Actinium Pharmaceuticals is based in New York, NY. To learn more about Actinium Pharmaceuticals, please visit www.actiniumpharma.com and to follow @ActiniumPharma on Twitter please visit, www.twitter.com/actiniumpharma.

Forward-Looking Statements for Actinium Pharmaceuticals, Inc.

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed offering. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium Pharmaceuticals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts:

Actinium Pharmaceuticals, Inc.

Steve O’Loughlin
Principal Financial Officer

soloughlin@actiniumpharma.com

Liolios Investor Relations

Marek Ciszewski, J.D.

949.574.3860

ATNM@liolios.com